To Our Stockholders,

We are pleased to report improved earnings for our first quarter of 2007.

Earnings for the first quarter ended March 31, 2007 were $1.3 million, or basic and diluted earnings per share of $0.22. For the same quarter one year ago, the Company reported earnings of $833 thousand, or basic and diluted earnings per share of $0.18. Earnings for the fourth quarter of 2006 were $246 thousand, or basic and diluted earnings per share of $0.02.

During the first quarter of 2007, our total assets increased at an annualized rate of 10%, or $32.1 million, to $1.30 billion from $1.27 billion at December 31, 2006. During this same period, net loans/leases increased at an annualized rate of 12%, or $29.7 million, to $979.8 million from $950.1 million at December 31, 2006. Total deposits remained relatively stable, growing to $877.8 million at March 31, 2007 when compared to $875.4 million at December 31, 2006. Stockholders’ equity increased to $72.4 million at March 31, 2007 as compared to $70.9 million at December 31, 2006.

The Company’s net income for the first quarter of 2007 of $1.3 million was an increase of more than $1.0 million from the previous quarter. The prior quarter’s net income was significantly impacted by a large charge-off associated with a single commercial credit in the Milwaukee market, which increased the Company’s loan loss provision expense by $992 thousand and reduced fourth quarter 2006 net income by $649 thousand. Linked-quarter total revenue increased by $883 thousand, or 4%, while total expense decreased by $726 thousand, or 3%. In a further comparison of the first quarter of 2007 to the fourth quarter of 2006, an increase in net interest income of $492 thousand, or 6%, was enhanced by a significant decrease in the provision for loan/lease losses of $1.3 million. In the first quarter of 2007, we experienced increases over the previous quarter in total non-interest income of $280 thousand, or 10%, due primarily to increases in trust department fees and investment advisory and management fees. Included in the increase in non-interest expenses of $416 thousand, or 5%, was a $239 thousand charge in connection with Quad City Bank & Trust’s contribution of two vacant lots to allow a retail development to take place adjacent to its Five Points facility.

Our first quarter of 2007 was highlighted by  First Wisconsin Bank & Trust beginning  operations under its own charter on February 20. Also during the first quarter, after experiencing both a narrowing of our net interest spread and a decline in our net interest margin for six consecutive quarters, the Company recorded solid improvements in both. Linked-quarter increases in net interest spread and margin were 7 basis points and 9 basis points, respectively. The Company’s first quarter net interest income grew $492 thousand, or 6%, from the previous quarter due to a combination of increased loan/lease volumes and improved yields on earning assets. We were also successful in maintaining our funding costs, as rate and volume changes in our interest-bearing liabilities nearly offset each other. Throughout 2006, our net interest margin reflected the stress created by the combination of an aggressive growth strategy, a flat yield curve and extremely competitive markets. We are quite pleased with the start to 2007.

As our original and largest bank, Quad City Bank & Trust is depended upon to provide a large measure of the core earnings necessary for the Company to grow and expand into our other markets. During 2006, these core earnings were weaker than in past years and contributed to the depressed earnings of the Company. In 2007, Quad City Bank & Trust’s senior management team is focusing on providing the Company with the core earnings necessary for its growth and expansion. The primary strategy for Quad City Bank & Trust during 2007 is one of improved profitability, rather than one of rapid growth as has been our past focus. The first quarter of 2007 reflected strong earnings with an increase in net income from both the previous quarter and the comparable quarter one year ago of $426 thousand and $544 thousand, respectively.

Much has been written in the economic news recently about the sub-prime mortgage loan market. These loans are typically made to borrowers with poor credit scores, high debt to income ratios, and high loan to value ratios. We have a very limited amount of these higher risk mortgage loans in our portfolios.

Lenders, accused in years gone by of ignoring the less creditworthy, are now charged with taking advantage of the very same. However, it would seem the greater criticism rests in the shortage in sound fiduciary thinking. Such thinking includes the need to confirm incomes and real estate values rather than just accepting the word of a loan applicant. The rise—and regulatory acceptance—of the sub-prime and the low- or no-documentation loan was in part symptomatic of a drive to allow flexibility and profit today and to let tomorrow take care of itself.

The stock market is approaching all time highs. The Federal Reserve has again held the line on rates and its comments reflect the view that the economy is in decent shape. The flat yield curve continues to put pressure on the net interest margins of our company and comparable banking companies. This in turn has imposed downward pressure on the stock valuation of your company and its public peers.

After serving as president of Quad City Bank & Trust for fourteen years, Mike Bauer has handed that responsibility over to John Anderson as he transitions to his retirement in May 2009. Mike will serve as Vice Chairman of both QCR Holdings, Inc. and Quad City Bank and Trust Company and will continue to serve clients, assist in our business development efforts, and represent us in the many community efforts with which he has been involved.

Quad City Bank & Trust opened its doors on January 7, 1994 and has grown to an $825 million bank under Mike’s leadership. His leadership has created a culture, a brand, and a reputation of which we are all proud.

Thanks to you our stockholders for your continued loyalty and support.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.